UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2014

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 28, 2014, WashingtonFirst Bank, a Virginia state-chartered bank headquartered in Reston, Virginia (the "Bank") and a wholly-owned subsidiary of WashingtonFirst Bankshares, Inc., a Virginia corporation (the "Company"), assumed all of the deposits and acquired substantially all of the assets of Millennium Bank, N.A., from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Millennium Bank, N.A. (the "Acquisition"), pursuant to the terms of the Purchase and Assumption Agreement, dated as of February 28, 2014 by and among the FDIC, Receiver of Millennium Bank, N.A., the FDIC and the Bank (the "Agreement"). A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K.
The Bank acquired approximately $122 million in deposits, $60 million in loans and $76 million in cash and marketable securities. The foregoing amounts are subject to customary post-closing adjustments based upon the final closing date balance sheet for Millennium Bank, N.A. and will be recorded at their fair values as of the February 28, 2014 acquisition date. The Acquisition also included the two branches of Millennium Bank, N.A., located in Sterling and Herndon, Virginia. The FDIC agreed to retain all other real estate owned ("OREO") by Millennium Bank, N.A. The Bank agreed to pay a premium of 1.00 percent to assume all of the deposits of Millennium Bank, N.A. The terms of the Agreement provide for the FDIC to indemnify the Bank against, among other things, claims with respect to liabilities, losses and expenses (including reasonable attorney's fees) of Millennium Bank, N.A. or any of its affiliates not assumed or otherwise purchased by the Bank, and with respect to any claims made by any shareholder of Millennium Bank, N.A. or its affiliates.
In connection with the Acquisition, there will be no loss sharing agreement between the FDIC and the Bank.
Pursuant to General Instruction F to the Securities and Exchange Commission's Current Report on Form 8-K, the Agreement, together with the exhibits thereto, is filed as Exhibit 2.1 to this report, and is incorporated into this Item 1.01 by this reference. Accordingly, the foregoing summary of the Agreement is not complete and is qualified by reference to the full text of the Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.
Item 7.01. Regulation FD Disclosure.
On February 28, 2014, WashingtonFirst Bankshares, Inc. (the “Company”), the holding company for WashingtonFirst Bank, issued a press release announcing the Acquisition. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included or incorporated in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)Financial statements of businesses acquired.

To the extent that financial statements are required by this Item, such financial statements will be filed by amendment to this Current Report no later than May 15, 2014.

(b)Pro forma financial information.

To the extent that pro forma financial information is required by this Item, such information will be filed by amendment to this Current Report no later than May 15, 2014.

(c)Not applicable.

(d)Exhibits.

Number	Description
2.1
Purchase and Assumption Agreement by and among the Federal Deposit Insurance Corporation, Receiver of Millennium Bank, N.A., the Federal Deposit Insurance Corporation and WashingtonFirst Bank, dated as of February 28, 2014.

99.1	Press release announcing the Acquisition issued by WashingtonFirst Bankshares, Inc., dated February 28, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

March 5, 2014	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

4